Exhibit 99.4

Icahn Enterprises L.P. Announces Rights Offering

(New York, New York, January 10, 2017) – Icahn Enterprises L.P. (NASDAQ: IEP) – Icahn Enterprises L.P. (“Icahn Enterprises”) announced today that the board of directors of its general partner approved a rights offering to raise proceeds of approximately $600 million. The purposes of the rights offering are: (i) to enhance Icahn Enterprises’ depositary unit holder equity; (ii) to endeavor to improve Icahn Enterprises’ credit ratings; and (iii) to raise equity capital to be used for general partnership purposes.

Pursuant to the rights offering, Icahn Enterprises will distribute freely-tradable rights pro rata to holders of record of Icahn Enterprises’ depositary units as of the close of business on the record date to be established for the rights offering. Each whole right will entitle the holder to acquire a newly-issued depositary unit of Icahn Enterprises for an exercise price to be established for the rights offering. In addition, holders of rights will be entitled to subscribe for additional depositary units that remain unsubscribed as a result of any unexercised subscription rights.

Carl C. Icahn, who beneficially owns approximately 89.89% of the company's outstanding depositary units, has informed the company that certain of his affiliates intend to exercise fully all basic subscription rights and over-subscription rights allocated to them in the rights offering.

The rights offering will be made pursuant to Icahn Enterprises’ effective shelf registration statement on Form S-3 (Reg. No. 333-213563) on file with the Securities and Exchange Commission (the “SEC”) that registers the depositary units and the rights, and a prospectus supplement to be filed with the SEC prior to the commencement of the rights offering. The prospectus supplement will contain important information about the rights offering and Icahn Enterprises, including the record date, the exercise price, the date of distribution of the rights and the expiration date of the rights offering. Holders of subscription rights are urged to read the prospectus supplement carefully, when available, copies of which will be filed with the SEC or may be available from the information agent for the rights offering, before exercising their rights and investing. There can be no assurance that the rights offering will be consummated or that Icahn Enterprises will receive the expected proceeds in the rights offering.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities. Any securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Icahn Enterprises L.P.

Icahn Enterprises L.P. (NASDAQ: IEP), a master limited partnership, is a diversified holding company engaged in ten primary business segments: Investment, Automotive, Energy, Metals, Railcar, Gaming, Mining, Food Packaging, Real Estate and Home Fashion.

Caution Concerning Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to economic downturns, substantial competition and rising operating costs; risks related to our investment activities, including the nature of the investments made by the funds we manage, losses in the funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our energy business, including the volatility and availability of crude oil, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risk related to our gaming operations, including reductions in discretionary spending due to a downturn in the local, regional or national economy, intense competition in the gaming industry from present and emerging internet online markets and extensive regulation; risks related to our railcar activities, including reliance upon a small number of customers that represent a large percentage of revenues and backlog, the health of and prospects for the overall railcar industry and the cyclical nature of the railcar manufacturing business; risks related to our mining operations, including the volatility of the global price of iron ore and global demand levels for iron ore; risks related to our food packaging activities, including competition from better capitalized competitors, inability of its suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not necessarily indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

Contact:

Investor Contact:

SungHwan Cho

Chief Financial Officer

(212) 702-4300